Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES COMPLETION
OF GULF OF MEXICO TRANSACTIONS

Company also provides update on Share Repurchase Program

THE WOODLANDS, TX – December 28, 2022 – Newpark Resources, Inc. (NYSE: NR) “Newpark” or the “Company”) today announced it has completed the previously announced transactions, which effectively provide for the Company’s exit from the Gulf of Mexico market. The two completed transactions include the sale of substantially all assets associated with the Gulf of Mexico completions fluids operations, as well as a separate transaction, through which the Company has entered a seven-year sublease of the Company’s Fourchon, Louisiana drilling fluids shorebase and blending facility with a leading global energy services provider. Both of these transactions include the assignment or sublease of the underlying properties that remain subject to the final approval of the local port authority. As a result of these transactions, the Company received approximately $6 million of cash from the sale of the completions fluids assets in the fourth quarter of 2022 and expects to generate additional cash of nearly $25 million over the next few quarters, primarily associated with the ongoing wind-down of working capital. The Company also announced that it repurchased 4.4 million shares (4.7% of outstanding shares) of its common stock under its existing share repurchase program, using total cash of $17.6 million during the fourth quarter of 2022.
Matthew Lanigan, Newpark’s President and Chief Executive Officer, stated, “With the completion of the Gulf of Mexico transactions, we have accomplished all four of our previously-discussed divestitures. Including the wind-down of working capital, the four divestitures should generate more than $100 million in cash. This includes approximately $80 million in cash received in the fourth quarter, enabling us to reduce our debt levels and return value to shareholders through meaningful share repurchases.”
Lanigan continued, “The completion of these transactions reflect significant steps in transforming Fluids Systems into a more agile, capital-light business model, capable of stronger free cash flow generation and returns moving forward. As we look ahead, we plan to focus our energy on executing our disciplined growth strategy, including the acceleration of our growth in the utilities sector, while also continuing to return excess cash generation to shareholders through additional share repurchases.”
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, such as statements regarding the expected timing of the closing of the divestiture transactions, and the amount and use of the proceeds from these transactions. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our ability to complete necessary actions or obtain required approvals from the local port authority to facilitate the transfer or sublease of our Port Fourchon properties; execute our strategic actions; the ongoing conflict between Russia and Ukraine; the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the price and availability of raw materials; business acquisitions and capital investments; our market competition; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our restructuring activities; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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